Exhibit 99.1
Unaudited Pro Forma Consolidated Financial Statements
On October 11, 2022, Strategic Realty Trust, Inc. (the “Company”) consummated the disposition of the Wilshire Joint Venture Property, located in Santa Monica, California, to an unrelated third-party, for $16.5 million in cash, before customary closing and transaction costs.
The following unaudited pro forma consolidated financial statements of the Company have been prepared to show the pro forma effect of the disposal of the Wilshire Joint Venture Property by applying pro forma adjustments to our historical financial information. The unaudited pro forma consolidated financial statements are based upon the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2021, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. The pro forma consolidated balance sheet has been presented as if the sale of the Wilshire Joint Venture Property had occurred as of June 30, 2022. The pro forma consolidated statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 are presented as if the sale of the Wilshire Joint Venture Property had occurred on January 1, 2021.
The following unaudited pro forma consolidated financial information is intended to provide investors with information about the impact of the sale of the Wilshire Joint Venture Property by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. This pro forma financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2021 and on Form 10-Q for the six-month period ended June 30, 2022.

Exhibit 99.1
STRATEGIC REALTY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of June 30, 2022
(in thousands, except shares and per share amounts)

	Historical (a)	Transaction (b)		Pro Forma
ASSETS
Investments in real estate
Land	$12,374	$—		$12,374
Building and improvements	22,334	—		22,334
Tenant improvements	1,132	—		1,132
	35,840	—		35,840
Accumulated depreciation	(4,956)	—		(4,956)
Investments in real estate, net	30,884	—		30,884
Property under development and development costs
Land	12,958	—		12,958
Development costs	687	—		687
Property under development and development costs	13,645	—		13,645
Cash, cash equivalents and restricted cash	1,378	2,239	(c)	3,617
Prepaid expenses and other assets	95	—		95
Tenant receivables, net of $19 bad debt reserve	788	—		788
Deferred leasing costs, net	205	—		205
Lease intangibles, net	346	—		346
Assets held for sale	16,119	(16,119)		—
TOTAL ASSETS (1)	$63,460	$(13,880)		$49,580
LIABILITIES AND EQUITY
LIABILITIES
Notes payable, net	$41,561	$(12,711)		$28,850
Accounts payable and accrued expenses	434	(227)		207
Amounts due to affiliates	62	—		62
Other liabilities	216	(69)		147
Below-market lease liabilities, net	119	—		119
TOTAL LIABILITIES (1)	42,392	(13,007)		29,385
Commitments and contingencies (Note 12)
EQUITY
Stockholders’ equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized, none issued and outstanding	—	—		—
Common stock, $0.01 par value; 400,000,000 shares authorized; 10,752,966 shares issued and outstanding at June 30, 2022	110	—		110
Additional paid-in capital	94,644	—		94,644
Accumulated deficit	(74,001)	(857)		(74,858)
Total stockholders’ equity	20,753	(857)		19,896
Non-controlling interests	315	(16)		299
TOTAL EQUITY	21,068	(873)		20,195
TOTAL LIABILITIES AND EQUITY	$63,460	$(13,880)		$49,580

(a)Historical financial information derived from Strategic Realty Trust Inc. Quarterly Report on Form 10-Q as of June 30, 2022.
(b)Represents adjustments to reflect the disposition of the Wilshire Joint Venture Property. The sale price was $16.5 million, excluding closing costs and disposition fees.
(c)Represents the amount of proceeds from the Wilshire Joint Venture Property disposition after third-party closing costs of approximately $1.6 million and the repayment of $12.7 million of outstanding principal due under the Wilshire Construction Loan.

Exhibit 99.1
STRATEGIC REALTY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the six months ended June 30, 2022
(in thousands, except shares and per share amounts)

	Historical (a)	Transaction (b)	Pro Forma
Revenue:
Rental and reimbursements	$1,455	$(98)	$1,357

Expense:
Operating and maintenance	1,050	(274)	776
General and administrative	948	(5)	943
Depreciation and amortization	592	(94)	498
Interest expense	632	(477)	155
Loss on early lease termination	190	—	190
Loss on impairment of real estate	5,883	(2,400)	3,483
	9,295	(3,250)	6,045
Operating loss	(7,840)	3,152	(4,688)

Net loss	(7,840)	3,152	(4,688)
Net loss attributable to non-controlling interests	(146)	59	(87)
Net loss attributable to common stockholders	$(7,694)	$3,093	$(4,601)

Loss per common share - basic and diluted	$(0.72)	$0.29	$(0.43)

Weighted average shares outstanding used to calculate loss per common share - basic and diluted	10,752,966	10,752,966	10,752,966

(a)Historical financial information derived from Strategic Realty Trust Inc. Quarterly Report on Form 10-Q for the six months ended June 30, 2022.
(b)Amounts represent the historical operations of the Wilshire Joint Venture Property as reflected in the historical statement of operations of Strategic Realty Trust Inc. for the six months ended June 30, 2022.

Exhibit 99.1
STRATEGIC REALTY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2021
(in thousands, except shares and per share amounts)

	Historical (a)	Transaction (b)	Pro Forma
Revenue:
Rental and reimbursements	$2,495	$(156)	$2,339

Expense:
Operating and maintenance	2,082	(574)	1,508
General and administrative	1,335	(10)	1,325
Depreciation and amortization	2,085	(473)	1,612
Interest expense	1,265	(1,001)	264
Loss on impairment of real estate	6,897	(5,628)	1,269
	13,664	(7,686)	5,978
Operating loss	(11,169)	7,530	(3,639)

Other income:
Net gain on disposal of real estate	422	—	422
Net loss	(10,747)	7,530	(3,217)
Net loss attributable to non-controlling interests	(211)	147	(64)
Net loss attributable to common stockholders	$(10,536)	$7,383	$(3,153)

Loss per common share - basic and diluted	$(0.98)	$0.69	$(0.29)

Weighted average shares outstanding used to calculate loss per common share - basic and diluted	10,740,882	10,740,882	10,740,882

(a)Historical audited financial information derived from Strategic Realty Trust Inc. Annual Report on Form 10-K for the year ended December 31, 2021.
(b)Amounts represent the historical operations of the Wilshire Joint Venture Property as reflected in the historical statement of operations of Strategic Realty Trust Inc. for the year ended December 31, 2021.
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